UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2015 (January 12, 2015)
ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (276) 619-4410
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2015, Paul H. Vining, President of Alpha Natural Resources, Inc. (the “Company”) notified the Company of his intention to resign, effective January 31, 2015 (the “Transition Date”), in order to pursue another employment opportunity.

Also on January 12, 2015, the Board elected Keith Hainer as the Company’s Executive Vice President Mining Operations, effective as of the Transition Date. In this role, Mr. Hainer will oversee operational management of all Company affiliated coal mines, which are located in Virginia, West Virginia, Pennsylvania, Kentucky, and Wyoming.

Mr. Hainer, 46, has served as Senior Vice President - Operations Excellence & Idle Mines for one of the Company’s wholly-owned subsidiaries, Maxxim Shared Services, LLC, since September 2012. Prior to that position, Mr. Hainer served as Vice President, Asset Engineering from June 2011, when he joined the Company in connection with its acquisition of Massey Energy Company (“Massey”). At Massey, he was the Vice President, Maintenance from May 2008. Mr. Hainer began his mining career at Shell Mining in 1989, at Marrowbone Development. He has held a number of positions in engineering, maintenance and production. Mr. Hainer holds a bachelor of science degree in physics from Marshall University, a bachelor of science degree in electrical engineering from West Virginia Institute of Technology and, also from Marshall University, a master of science degree in engineering and master of business administration degree. He is a professional engineer and has significant mining and operational experience obtained while working at both and underground and surface mining operations during his career.

On January 12, 2015, the Company issued a press release describing these and related developments. The release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1     Press release dated January 12, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

January 13, 2015	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated January 12, 2015